                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 12, 2000


                    INNOVATIVE GAMING CORPORATION OF AMERICA.
             (Exact name of registrant as specified in its charter)


          MINNESOTA                     22482                    41-1713864
(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)

  4725 AIRCENTER CIRCLE, RENO, NEVADA                         89502
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (775) 823-3000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

Edward G. Stevenson, former Chairman and Chief Executive Officer of the Registrant terminated his employment with the Registrant as of May 15, 2000. The Registrant's press release dated May 12, 2000, which is filed as Exhibit 99.1 to this Form 8-K/A, is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

See the following Financial Statements, Management Discussion & Analysis and Pro Forma Financial Information:

Description of Document
-----------------------

(a) Financial Statements and Management Discussion & Analysis of Business to be Acquired

         (i) Audited Financial Statements of First Bankers Mortgage Services, Inc. for fiscal years ended December 31, 1998 and December 31, 1997

         (ii) Audited Financial Statements of First Bankers Mortgage Services, Inc. for fiscal year ended December 31, 1999

         (iii) Audited Financial Statements of NMortgage, Inc. for fiscal year ended December 31, 1999 (since inception)

         (iv)     Management Discussion & Analysis of Business to be Acquired

(b)      Pro Forma Financial Information

(c)      Exhibits

         99.1   Press Release dated May 12, 2000

(a) FINANCIAL STATEMENTS AND MANAGEMENT DISCUSSION & ANALYSIS OF BUSINESS ACQUIRED.



(i) The consolidated balance sheets of First Bankers Mortgage Services, Inc. ("FBMS") as of December 31, 1998 and December 31, 1997, and the consolidated statements of operations, cash flows and shareholders' equity for the fiscal years ended December 31, 1998 and December 31, 1997, each of which is set forth below, have been derived from the audited consolidated financial statements of FBMS.

                                       DBC
                            DAVID B. COHEN & COMPANY
                        CERTIFIED PUBLIC ACCOUNTANTS AND
                             MANAGEMENT CONSULTANTS

1771 SPRINGDALE ROAD                                      5762 OKEECHOBEE BLVD.
CHERRY HILL, NJ 08003                                                 SUITE 405
TEL: (888) 424-1667                                 WEST PALM BEACH, FLA. 33417
FAX: (609) 424-1713



                          INDEPENDENT AUDITORS' REPORT

First Bankers Mortgage Services, Inc.
Fort Lauderdale, Florida
Marlton, New Jersey

We have audited the consolidated balance sheets of First Bankers Mortgage Services, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Bankers Mortgage Services, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






                                                      David B. Cohen and Company
                                                    Certified Public Accountants
West Palm Beach, Florida
March 18, 1999

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
                                    (Audited)
                           Consolidated Balance Sheets

December 31,                                                                              1998                 1997

ASSETS

Cash                                                                              $    403,294         $    279,243

Mortgage loans held for sale                                                        60,407,432           59,711,231

Receivables due on mortgages sold                                                    1,011,868            1,232,150

Advances and other receivables                                                       1,723,460            1,232,519

Prepaid expenses and deferred charges                                                  154,777              136,658

Deferred income taxes (Note 4)                                                          25,628               10,000

Property and equipment, net (Note 1)                                                   922,389              911,589

Related party advances (Note 6)                                                              0              329,000

                                                                                  $ 64,648,848         $ 63,842,390

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Warehouse loans and other notes payable (Note 2)                                  $ 54,616,448         $ 55,331,758
Accounts payable and accrued expenses                                                5,011,976            4,680,841
Dividends payable                                                                       45,535               29,732
Customer deposits                                                                    1,084,493              395,902
Federal and state tax liability (Note 4)
Current                                                                                283,725               20,000
Deferred                                                                                     0              232,000
Total Liabilities                                                                   61,042,177           60,690,233
COMMITMENTS (NOTES 5 AND 8)

STOCKHOLDERS' EQUITY (NOTE 3)

Preferred stock, 12% cumulative, callable at par value, $10 par;                     2,089,500            1,752,000
1,000,000 shares outstanding, 208,950 shares issued and outstanding
Common stock, $.01 par; 10,000,000 shares authorized, 3,000,000 shares                  30,000                2,000
issued and outstanding
Additional paid-in capital                                                           1,351,687            1,379,687
Retained earnings                                                                      135,484               18,470
Total Stockholders' Equity                                                           3,606,671            3,152,157
                                                                                  $ 64,648,848         $ 63,842,390

                 See notes to consolidated financial statements.

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
                                    (Audited)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,                                                                  1998                 1997

OPERATING REVENUES

Loan originations                                                                  $ 3,461,348          $ 1,643,357
Sales of mortgage servicing rights                                                  23,449,275           12,761,948
Interest from mortgage operations                                                    5,061,693            2,717,380
Commercial income                                                                      223,464                    0
Appraisal services                                                                      82,985               64,393

TOTAL OPERATING REVENUES                                                            32,278,765           17,187,078

OPERATING EXPENSES
Personnel, including officers' salaries and employee benefits                        6,743,825            5,205,653
Sales commissions and fees                                                          15,539,598            7,134,896
General and administrative                                                           4,961,827            1,906,198
Interest                                                                             4,434,843            2,578,007

TOTAL OPERATING EXPENSES                                                            31,680,093           16,824,754
Income from operations                                                                 598,672              362,324
Provisions for income taxes (Note 4)                                                   173,465              165,000

NET INCOME                                                                         $   425,207          $   197,324

                 See notes to consolidated financial statements.

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
                                    (Audited)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                         PREFERRED STOCK            COMMON STOCK          ADDITIONAL     RETAINED         TOTAL
                                                                                            PAID-IN      EARNINGS
                                                                                            CAPITAL
                                      SHARES     AMOUNT         SHARES        AMOUNT
Balance at December 31, 1996          56,500      $565,000      200,000       $2,000     $1,379,687      $106,476      $2,053,163

Capital Contributions                118,700     1,187,000            -            -              -             -       1,187,000
Dividends declared                         -             -            -            -              -      (285,330)       (285,330)
Net income for the year                    -             -            -            -              -       197,324         197,324
Balance at December 31, 1997         175,200    $1,752,000      200,000       $2,000     $1,379,687       $18,470      $3,152,157

Capital Contributions                 33,750       337,500    2,800,000      $28,000        (28,000)            -         337,500
Dividends declared                         -             -            -            -              -      (308,193)       (308,193)
Net income for the year                    -             -            -            -              -       425,207         425,207
Balance at December 31, 1998         208,950    $2,089,500    3,000,000      $30,000     $1,351,687      $135,484      $3,606,671



                 See notes to consolidated financial statements.

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
                                    (Audited)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,                                                                         1998                  1997

OPERATING ACTIVITIES

Net income                                                                                $   425,207          $    197,324
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization                                                                 324,533               164,518
Deferred income taxes                                                                        (246,493)              296,000
Mortgage loan reserve                                                                          94,217               249,073
Decrease (Increase) in:
Mortgage loans held for sale                                                                 (854,418)          (37,887,521)
Advances and other receivables                                                               (490,775)              190,868
Prepaid expenses and deferred charges                                                         (18,285)               (6,460)
Receivables due on mortgages sold                                                             220,282              (547,017)

Related party advances                                                                        329,000              (329,000)

Increase in:

Accounts payable and accrued expenses                                                         334,436             1,769,533

Customers deposits                                                                            688,591               111,779
Income tax liability                                                                          263,725                11,000
Net cash provided (used) by operating activities                                            1,070,020           (35,779,903)
INVESTING ACTIVITIES                                                                         (239,691)             (133,841)
Expenditures for property and equipment
Net cash used by investing activities                                                        (239,691)             (133,841)
FINANCING ACTIVITIES

Borrowings under credit lines, net                                                           (751,388)           35,075,689
Capital contributions                                                                         337,500             1,187,000
Capital distributions - cash                                                                 (292,390)             (255,598)
Net cash (used) provided by financing activities                                             (706,278)           36,007,091
Net increase in cash                                                                          124,051                93,347
Cash beginning of period                                                                      279,243               185,896
Cash, end of period                                                                       $   403,294          $    279,243
Interest paid                                                                             $ 2,034,000          $  2,025,000
Income taxes paid                                                                              21,949                18,536

NON CASH INVESTING AND FINANCING ACTIVITIES
Capital lease obligations incurred                                                        $    61,186          $    411,188
For use of equipment

                 See notes to consolidated financial statements.

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
                                    (Audited)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. PROPERTY AND EQUIPMENT. Property and equipment consists of the following:

              DECEMBER 31,                             1998           1997

              Furniture and fixtures                $162,568       $116,090

              Office equipment                       235,770        241,838

              Leasehold improvements                 103,915         87,992

              Computer software                       58,973         39,402

              Computer equipment                     310,484        155,018

              Telecommunication equipment             85,646         77,322
                                                     957,356        717,662
              Accumulated depreciation              (476,815)      (297,759)
                                                    $480,541       $419,903

         Capitalized Leases

         In 1997, the Company entered into a capital lease to purchase computer equipment for its various branch locations. The term of the agreement does not exceed a four year period and the asset is capitalized under the provisions of Financial Accounting standards No. 13.

         Property acquired under capital leases consists of the following:

              DECEMBER 31,                             1998           1997
              Equipment                             $ 662,297      $ 601,111
              Accumulated amortization               (220,449)      (109,425)
                                                    $ 441,848       $491,686

         The Company also has various equipment acquired under capital lease agreements which require payments of principal and interest. There were no capitalized interest costs related to these transactions for either 1998 or 1997. The total lease payments for 1998 and 1997 respectively were $203,356 and $98,181 net of interest.

         The future minimum lease payments under these financing agreements are as follows:

                  CAPITAL LEASES

                  1999                                                 $204,578
                  2000                                                  122,205
                  2001                                                   75,855
                  2002                                                   39,791
                  Total minimum lease payment                           442,429
                  Less: imputed interest                                 52,222
                  Present value of net minimum lease payments          $390,207

2.       BORROWINGS.  Borrowings consist of the following:

         DECEMBER 31,                                                                  1998                1997

         Warehouse credit line, $25,000,000 limit at December 31, 1998              $21,834,671         $27,383,526
         bearing interest at the federal funds rate plus 1.625% (8.750%
         December 31, 1998), matures in February 28, 1999 requires certain equity and leverage ratios, collateralized by first mortgage loans with a carrying value of $23,219,229 and $29,119,936 for 1998 and
         1997 respectively and is guaranteed by the Company's stockholders.
         Loan financing credit line, $30,000,000 limit at December 31,                       --         $27,563,736
         1997, bearing interest at the federal funds rate (7.2168 at
         December 31, 1997), due on demand, collateralized by first mortgage loans with a carrying value of $27,846,089.  This loan was converted in 1998 to a repo loan.
         Warehouse credit line, $30,000,000 limit at December 31, 1998.              26,310,079                  --
         Bearing interest at the Cooper River Funding rate plus 1.9625%
         (7.15% December 31, 1998) matures in February 1999 requires certain equity and leverage ratios, collateralized by first mortgage loans with a carrying value of $27,846,089 for 1998 and is guaranteed by the Company's stockholders.
         Working capital credit facility at December 31, 1998, interest                 477,000             180,000
         payable monthly at an annual rate equal to the lender's prime rate plus 1% uncollateralized line of credit matures August 1999.
         Warehouse credit line, $7,5000,000 limit at December 31, 1998,               5,398,593                  --
         bearing interest at the federal funds rate plus .50% requires certain equity and leverage ratios, collateralized by first mortgage loans with a carrying value of $5,722,509 and is
         guaranteed by the Company's stockholders.

         Other notes payable at December 31, 1998, consists of bank debt                596,105             204,496
         and notes with private investors, bearing interest rates of 10.25%
         to 15.00%, with interest payable as agreed upon.
                                                                                    $54,616,448         $55,331,758

3. STOCKHOLDERS' EQUITY. The Company is required to maintain certain regulatory net worth requirements. These requirements prohibit the Company from paying dividends or other distributions which would reduce its regulatory net worth below standards set by certain regulatory agencies. The Company's net worth at December 31, 1998 and 1997 was in excess of the regulatory requirements of $1,469,502 and $1,260,345, respectively.

         Additionally, the company in accordance with requirements under a warehouse loan agreement is required to maintain a minimum adjusted tangible net worth of $2,500,000.

4.       INCOME TAXES. The Company's provision for income taxes was as follows:

                                                                          1998            1997

              Current                                                   $419,958      $(131,000)

              Deferred                                                  (246,493)       296,000

              Total Provision for Income Taxes                          $173,465       $165,000

         The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized if appropriate. Realization of the future tax benefit of net operating loss carryforwards is dependent on the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered this in reaching its conclusion that no valuation allowance is necessary for financial reporting purposes.

         The income tax effect of temporary differences comprising the deferred tax assets (liabilities) on the accompanying balance sheets is a result of the following:

                                                                           1998            1997

              Deferred tax assets:                                       $25,628         $10,000
                Federal tax operating
                Loss carryforwards
              Other                                                          -               -
              Deferred tax liabilities:                                      -
                Federal                                                                 (152,000)
                State                                                        -           (80,000)
              Valuation allowance                                            -               -
              Net deferred tax asset (liability)                         $25,628       $(232,000)

         A reconciliation between the statutory federal income tax rate (34%) and the effective rate of income tax expense for each of the two years during the period ended December 31, 1998 and 1997 follows:

                                                                           1998           1997

              Statutory federal income tax rate                              34%            34%
              Increase/(decrease) in taxes resulting from:
              State tax average rates                                         9              9
              Utilization of tax benefit (costs)                          (14.0)          (2.5)

              Effective rate                                               29.0%          45.5%

5. COMMITMENTS. The Company leases one of its facilities under the terms of an operating lease from an entity in which the principal stockholders of the Company are partners. The lease contains an escalatory clause which is tied to the consumer price index. Additionally, the Company leases office facilities and equipment under operating leases with unrelated parties. Rent expense for 1998 and 1997 aggregated $425,000 and $390,490, respectively including $155,150 and $121,430 on the related party lease.

         The total future minimum lease commitments pursuant to these leases are as follows:

                  YEAR ENDING DECEMBER 31,

                  1999                                       $395,631
                  2000                                        212,069
                  2001                                         71,998

                  Minimum lease commitments terminate in year 2001.

6. RELATED PARTY TRANSACTIONS. Amounts due from an officer reflected as related party advances were repaid during 1998 by the issuance of additional compensation to the officer.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS. Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments" ("SFAS No. 107"), requires that the Company disclose estimated fair value for its financial instruments. Fair value estimates, methods and assumptions are set forth below for the Company's financial instruments:


                                                  December 31, 1998                   December 31, 1997

                                              Carrying            Fair           Carrying            Fair
                                               Amount             Value           Amount             Value
         Assets:                             $60,407,432       $61,257,892      $59,711,231       $60,539,512
         Mortgagee loans held for Sale

         Liabilities:                        $54,616,448       $54,616,448      $55,331,758       $55,331,758
         Warehouse Loans and Other Payables

         The fair value estimates are made at a distinct point in time based on relevant market information and information about the financial instruments. Because the Company's financial instruments are not quoted on a specific market, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment.

(ii)     First Bankers Mortgage Services, Inc.

         The consolidated balance sheet of First Bankers Mortgage Services, Inc. and subsidiary as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash follows for the year then ended , each of which is set forth below along with the notes thereto, have been derived from the audited financial statements of First Bankers Mortgage Services, Inc.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
First Bankers Mortgage Services, Inc.

We have audited the accompanying consolidated balance sheet of First Bankers Mortgage Services, Inc. and subsidiary as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Bankers Mortgage Services, Inc. and subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 11 to the consolidated financial statements, certain errors were discovered by management of the Company during the current year which resulted in an overstatement of previously reported mortgage loans held for sale and certain other assets as of December 31, 1998. Accordingly, the 1998 statement of stockholders' equity (deficit) has been restated, and an adjustment has been made to retained earnings as of January 1, 1999 to correct the errors.


GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
March 16, 2000

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999

                                     ASSETS
Cash and cash equivalents                                                                         $    275,480
Mortgage loans held for sale, net (Note 3)                                                          14,787,080
Mortgage loans, net (Note 3)                                                                           317,400
Furniture, fixtures and equipment, net (Note 4)                                                        851,087
Foreclosed assets, net                                                                                 299,400
Restricted cash (Note 5)                                                                               210,169
Other assets                                                                                           154,458
                                                                                                  ------------

                                                                                                  $ 16,895,074
                                                                                                  ------------

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities:
     Warehouse loans (Note 5)                                                                     $ 18,582,351
     Notes payable (Note 6):
       Related parties                                                                               3,900,948
       Other                                                                                         1,450,160
     Accounts payable                                                                                1,311,422
     Accrued liabilities                                                                             2,730,018
     Obligations under capital leases                                                                  398,391
                                                                                                  ------------

         Total liabilities                                                                          28,373,290
                                                                                                  ------------

Commitments and contingencies (Notes 7 and 9)

Stockholders' deficit (Note 9):
     Preferred stock; par value $10;
      1,000,000 shares authorized:
         Series A, 12%, 250,700 shares issued and outstanding                                        2,507,000
         Series B, 460,656 shares issued and outstanding                                             4,606,560
     Common stock, par value $.01; 10,000,000
       shares authorized; 3,000,000 shares issued and outstanding                                       30,000
     Additional paid-in capital                                                                      1,812,757
     Accumulated deficit                                                                           (20,434,533)
                                                                                                  ------------

         Total stockholders' deficit                                                               (11,478,216)
                                                                                                  ------------

                                                                                                  $ 16,895,074
                                                                                                  ============

                 See notes to consolidates financial statements

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999




Revenues:
     Loan production and processing revenues                                                       $ 1,228,662
     Secondary marketing revenues, net                                                               5,500,886
     Interest income                                                                                 3,026,556
                                                                                                   -----------

         Total revenue                                                                               9,756,104
                                                                                                   -----------

Expenses:
     Loan production and processing                                                                  3,712,967
     Compensation and employee benefits                                                              6,979,203
     General and administrative                                                                      3,975,597
     Interest expense (Notes 5 and 6):
         Related parties                                                                                52,600
         Other                                                                                       3,042,722
     Provision for estimated loan losses                                                             1,931,780
                                                                                                   -----------

         Total expenses                                                                             19,694,869
                                                                                                   -----------

Loss before income tax benefit                                                                      (9,938,765)

Income tax benefit                                                                                     224,778
                                                                                                   -----------

Net loss                                                                                           $(9,713,987)
                                                                                                   ===========


                 See notes to consolidates financial statements

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                          YEAR ENDED DECEMBER 31, 1999

                                                Series A and B                              Additional
                                                preferred stock            Common stock      paid-in    Accumulated
                                            Shares           Amount      Shares    Amount    capital        deficit         Total
                                            ------           ------      ------    ------  ----------   -----------    ----------
Balances at December 31, 1998,
 (as previously reported)                   208,950     $2,089,500    3,000,000   $30,000  $1,351,687      $135,484     $3,606,671

Prior period adjustment (Note 11)                                                                       (10,464,781)   (10,464,781)
                                                                                                        -----------    -----------

Balances at December 31, 1998,
  (as restated)                             208,950      2,089,500    3,000,000    30,000   1,351,687   (10,329,297)    (6,858,110)

Issuance of 5,000 shares of Series
 A preferred stock in satisfaction of
 note payable                                 5,000         50,000                                                          50,000

Issuance of 275,000 shares of Series
 B preferred stock in satisfaction of
 note payable                               275,000      2,750,000                                                       2,750,000

Issuance of 36,750 shares of Series
 A preferred stock for cash                  36,750        367,500                                                         367,500

Issuance of 185,656 shares of Series
 B preferred stock for cash                 185,656      1,856,560                                                       1,856,560

Additional paid-in capital resulting from
 liabilities assumed by parent                                                                461,070                      461,070

Dividends declared on common stock                                                                          (80,000)       (80,000)

Dividends declared on preferred stock                                                                      (311,249)      (311,249)

Net loss                                                                                                 (9,713,987)    (9,713,987)
                                                                                                        -----------     ----------

Balances at December 31, 1999               711,356    $ 7,113,560    3,000,000   $30,000  $1,812,757  $(20,434,533   $(11,478,216)
                                            =======    ===========    =========   =======  ==========  ============   ============


                 See notes to consolidates financial statements

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1999

Cash flows from operating activities:
Net loss                                                                                           $(9,713,987)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
     Depreciation                                                                                      288,581
     Provision for loan losses                                                                       1,931,780
     Loss on disposal of furniture and equipment                                                        17,143
Changes in assets and liabilities:
     Decrease in mortgage loans held for sale, net                                                  35,499,177
     Increase in restricted cash                                                                       (91,490)
     Increase in other assets                                                                           (2,984)
     Decrease in accounts payable                                                                      (79,295)
     Decrease in accrued liabilities                                                                (1,891,026)
                                                                                                    ----------

Net cash provided by operating activities                                                           25,957,899
                                                                                                    ----------

Cash flows from investing activities:
     Capital expenditures                                                                             (101,522)
     Proceeds from disposition of furniture and equipment                                                7,675
                                                                                                         -----

Net cash used in investing activities                                                                  (93,847)
                                                                                                       -------

Cash flows from financing activities:
     Decrease in warehouse loans                                                                   (34,960,793)
     Preferred stock issued for cash                                                                 2,546,989
     Payments on notes payable                                                                        (131,550)
     Common and preferred stock dividends paid                                                        (313,339)
     Proceeds from notes payable                                                                     7,209,353
     Payments of capital lease obligations                                                            (223,847)
                                                                                                      --------

Net cash used in financing activities                                                              (25,873,187)
                                                                                                   -----------

Decrease in cash and cash equivalents                                                                   (9,135)
Cash and cash equivalents, beginning                                                                   284,615
                                                                                                       -------

Cash and cash equivalents, ending                                                                   $  275,480
                                                                                                      ========

Supplemental disclosure of cash flow information:

     Cash paid for interest                                                                         $3,135,900
                                                                                                    ==========

Supplemental disclosure of non-cash investing and financing activities:

     Preferred stock issued in satisfaction
       of notes payable and accrued interest                                                        $2,800,000
                                                                                                    ==========

     Assumption of Company liabilities by shareholder                                               $  461,070
                                                                                                    ==========

     Equipment acquired by capital lease                                                            $  140,575
                                                                                                    ==========

     Mortgage loans held for sale reclassified as mortgage loans
       receivable                                                                                   $  374,500
                                                                                                    ==========

     Preferred stock dividends unpaid                                                               $   77,910
                                                                                                    ==========



                 See notes to consolidates financial statements

              FIRST BANKERS MORTGAGE SERVICES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 1999


1.    Organization and management's plans:

      Organization:

      First Bankers Mortgage Services, Inc. (the "Company"), is a Florida mortgage banking company incorporated in 1990. In August 1999, the Company was acquired by and became a wholly-owned subsidiary of nMortgage, Inc. (Note 11). The Company is engaged in the origination and sale of residential mortgages. In addition to conventional mortgage products, the Company also provides FHA and VA assisted mortgages under the United States HUD lending program. Mortgages are originated through retail branches and wholesale lending centers located principally in Florida.

      The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary United Appraisal Services, Inc., a Florida corporation, which provided appraisal services through September 1999. All material intercompany transactions and balances have been eliminated in consolidation.

      Management's plans:

      During 1999, the Company reported a $9,713,987 net loss and reported a stockholders' deficit balance of $11,478,216 at December 31, 1999. In addition, the Company is not in compliance with certain regulatory capital requirements administered by various state banking agencies in certain states in which the Company is licensed to do business, which subjects the Company to potential mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated results of operations, financial position and/or cash flows.

      The Company has developed plans and strategies to address these factors.
        The Company has developed a business plan for 2000 and beyond, which includes developing and introducing Internet mortgage technologies which are expected to increase profitability. The Company's plans also include significantly altering the Company's mortgage closing procedures, which is expected to reduce the Company's exposure to certain economic risks. In addition, the Company has incorporated various changes in its management structure, which the Company believes will improve and strengthen operations.

      In connection with these plans and strategies, the Company intends to continue working with its parent company in negotiating proposed business transactions and obtaining additional sources of equity and/or debt financing.


2.    Significant accounting policies:

      Use of accounting estimates in financial statement preparation:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and it is reasonably possible that significant changes could occur in the near term.

      Cash and cash equivalents:

      For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

      Mortgage loans held for sale, net:

      Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Gain or loss on sales of loans is recognized at the time of the sale. Origination fees and loan origination costs on such loans are recognized when the mortgage is sold, which is normally within 30 days of the origination of the loan. Interest earned on these mortgages is recognized as income from the time the mortgage is closed to the time the mortgage is sold.

      The Company generally sells the servicing rights on mortgages. The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 122, Accounting for Mortgage Servicing Rights, and accordingly capitalizes the fair value (quoted market price) of retained mortgage servicing rights on loans sold. Capitalized mortgage servicing rights on such loans are amortized in proportion to and over the period of estimated net servicing income. The carrying amount of capitalized mortgage servicing rights is evaluated for impairment based upon quoted market prices of similar loans. At December 31, 1999, the Company has no retained mortgage servicing rights.

      Mortgage loans:

      The Company periodically grants mortgage loans to customers. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment to the related loan yield using the interest method.

      The accrual of interest on mortgage loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Loans are placed on non-accrual or charged-off status at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on non-accrual or charged-off status is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

      Allowance for loan losses:

      The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

      A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

      Furniture, fixtures, equipment and depreciation:

      Furniture, fixtures and equipment are stated at cost and depreciation is provided by the use of the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is depreciated over the estimated useful lives of the assets or the length of the respective leases, whichever period is shorter.

       The estimated useful lives of furniture, fixtures and equipment are as follows:

        Office equipment and furniture                     3 to 7 years
        Computer hardware and software                     3 to 5 years
        Leasehold improvements                                  7 years

      Impairment of long-lived assets:

      The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on management's review, the Company does not believe that any impairments have occurred on long-lived assets during 1999.

      Foreclosed assets:

      Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenues and expenses from operations and changes in the valuation allowance are included in general and administrative expense. Foreclosed assets of $299,400 at December 31, 1999, are presented net of an allowance for losses of $198,000.

      Restricted cash:

      Restricted cash represents cash pledged as collateral on a certain warehouse loan, held by a third-party financial institution (Note 5).

      Comprehensive income:

      SFAS No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income which includes certain items previously not included in the statements of operations, including unrealized gains and losses on investments, among others. During the year ended December 31, 1999, the Company had no items of comprehensive income.

      Recently issued accounting standards:

      In June 1998, the Financial Accounting Standards Board issued SFAS No.133,
        Accounting for Derivative Instruments and Hedging Activities. This statement is effective for fiscal years beginning after June 15, 2000. Currently, the Company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, management believes that SFAS No. 133 will not have an impact on its consolidated financial position or results of operations.

      Risks and uncertainties:

      During 1999, the Company originated loans with customers concentrated in the eastern United States, primarily in Florida, Maryland and New Jersey. Loan originations in these three states collectively represented approximately 64% of 1999 mortgage loan origination activity.

      In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include interest rate risk, credit risk, and market risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company will generally experience a decrease in loan production, which may negatively impact the Company's operations. Credit risk is the risk of default, primarily in the Company's mortgage loans that result from the mortgagors' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of mortgage loans available for sale and in commitments to originate loans.

      At December 31, 1999, one warehouse facility accounted for 71% of the Company's outstanding borrowings. Loss of this credit facility in the near term could severely impact the Company's ability to fund mortgage products.


3.    Mortgage loans:

      The Company's inventory of mortgage loans held for sale consists primarily of first-trust deed mortgages on residential properties located throughout the United States. At December 31, 1999, the Company has mortgage loans held for sale of $14,787,080, which is net of an allowance for loan losses of $1,386,000, and which are pledged as collateral on the warehouse loans at December 31, 1999 (Note 5). Mortgage loans of $317,400 at December 31, 1999, are net of an allowance for loan losses of $57,100.


4.    Furniture, fixtures, and equipment:

      Furniture, fixtures and equipment consist of the following at December 31, 1999:

      Office equipment and furniture                              $ 1,286,924
      Computer hardware and software                                  430,082
      Leasehold improvements                                           56,172
                                                                  -----------
                                                                    1,773,178
      Accumulated depreciation                                       (922,091)
                                                                  -----------

                                                                  $   851,087
                                                                  ===========

5.    Warehouse loans:

      Under the terms of the Company's warehouse agreements, all mortgage loans held for sale are pledged as collateral for the warehouse notes payable. The weighted average interest rate for total warehouse loans was 9.7%. Warehouse loans consist of the following at December 31, 1999:

      Warehouse line with a mortgage lending group; total line, $15,000,000;
        advances under the line bear interest at the Wall Street Journal published prime rate of U.S. money center commercial banks plus 1.5%
        (9.5% at December 31, 1999); the Company is required to maintain a cash pledging account; restricted cash at December 31, 1999 under the pledge
        agreement was $210,169                                                               $      13,014,121

      Warehouse line with a bank; total line, $15,000,000; advances under the line bear interest at the one month LIBOR rate plus 4% (10.48% at
        December 31, 1999); maturity date May 15, 2000; renewable
        annually at the lender's discretion                                                          1,627,393

      Warehouse line with a bank; total line, $500,000; advances under the line bear interest at the note rate of the originated mortgage (7.25% to
        8.37% at December
        31, 1999); matures March 2000                                                                  481,723

      Warehouse line with a bank; total line, $400,000; advances under the line bear interest at the note rate of the originated mortgage (8.5% at
        December 31, 1999);
        matures May 2000                                                                                84,211

      Warehouse line with a bank; total line $10,000,000; advances under the line bear interest at the lender's prime rate plus a margin determined by the lender's fee and cost schedule in effect on the closing date of the advance (9.75% at December 31, 1999); line may be termi-
        nated by the bank at bank's discretion                                                         488,569

      Warehouse line with a bank; total line

        $2,886,334; advances under the line bear interest at the lender's prime rate plus the applicable margin determined by the lender's fee schedule
        (9.5% at December  31, 1999); due on demand                                                  2,886,334
                                                                                                   -----------

                                                                                                   $18,582,351



6.    Notes payable:

      At December 31, 1999, notes payable, consist of the following:

      Related parties:

      Note payable to officer; unsecured; interest
        at 12%; due on demand                                                                      $    50,000

      Notes payable to parent and affiliate;
        unsecured; interest at 8%; maturing
        September through December 2000                                                              3,850,948
                                                                                                 -------------

                                                                                                     3,900,948
                                                                                                 -------------
      Other:

      Note payable to bank; interest at 18%; unsecured; due on demand                                  477,000

      Notes payable to individuals; interest rates ranging from 8% to 18%;
        unsecured; notes mature at various dates through August 2000; at
        December 31, 1999, $454,473 of the notes payable were in
        default                                                                                        723,160

      Note payable to bank; interest at 1.5% over bank's prime rate (10% at
        December 31, 1999); loan is collateralized by property owned by the
        Company's president and related lease assignments; interest due monthly;
        principal balance and any unpaid  accrued interest due March 2000                              250,000
                                                                                                 -------------

                                                                                                     1,450,160
                                                                                                 -------------
                                                                                                 $   5,351,108
                                                                                                 =============

7.    Commitments and contingencies:

      Leases:

      The Company leases its corporate facilities from a limited partnership in which the Company's president and vice president have partnership interests. This non-cancelable operating lease terminates in September 2003. The Company also leases production offices in certain states under non-cancelable operating leases expiring through December 2002.

      Future minimum lease payments under these operating leases are as follows:

                                                          Related
                                                           party                Others                Total

                    2000                                  $155,150              $234,350            $  389,500
                    2001                                   155,150               189,750               344,900
                    2002                                   155,150                97,550               252,700
                    2003                                   103,400                                     103,400
                                                          --------                                  ----------
                                                          $568,850              $521,650            $1,090,500
                                                          ========              ========            ==========

      Rent expense for the year ended December 31, 1999 was $498,000, of which $155,150 was to the related party.

      In addition, the Company has entered into certain capital lease agreements. The capitalized cost of all assets acquired under capital lease obligations is $766,609, less accumulated depreciation of $277,552 at December 31, 1999, and is included in furniture, fixtures and equipment in the accompanying financial statements. Depreciation expense incurred on these assets during the year ended December 31, 1999 was $68,550.

      The future minimum lease payments under capital leases and the net present value of the future minimum lease payments are as follows:

                 Year ending
                December 31,
                ------------
                    2000                                       $225,013
                    2001                                        205,117
                    2002                                         39,073
                                                                -------
        Total lease payments                                    469,203
        Amount representing interest                            (70,812)
                                                                -------

        Present value of future minimum

          lease payments                                             $398,391
                                                                     ========


      Employee benefit plan:

      The Company has a 401(k) defined contribution plan (the "Plan") which covers all full-time employees of the Company who have three months of service and are at least twenty-one years of age. Contributions are matched at the discretion of the Company, as defined in the Plan. For the year ended December 31, 1999, the Company's matching contribution was $21,197.

      Litigation:

      The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse impact either individually or in the aggregate on consolidated results of operations, financial position or cash flows of the Company.

      Minimum regulatory capital requirements:

      The Company is subject to various regulatory capital requirements administered by the various state banking agencies in certain states in which the Company is licensed to do business. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated results of operations, financial position and/or cash flows. At December 31, 1999, the Company is not in compliance with all regulatory requirements in certain states.

      Indemnifications and mortgage loan repurchases:

      Under the terms of the Company's various agreements with third party investors who purchase mortgage loans from the Company in the secondary market, the Company may be required to indemnify the investor for certain losses as a result of the mortgage loan borrower's non-performance. Additionally, under certain circumstances, the Company may be required to repurchase loans previously sold. Management believes it has made adequate provision for these items, which is included in the mortgage loans held for sale loan loss reserve.

8.    Income taxes:

      The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

      At December 31, 1999, the Company's deferred tax assets consist of the following:


        Net operating loss carryforward                                            $ 6,732,000
        Allowances for losses                                                          558,000
        Deferred loan fees and costs                                                   127,000
                                                                                   -----------
                                                                                     7,417,000
        Valuation allowance                                                         (7,417,000)
                                                                                   -----------

        Net deferred tax asset                                                     $         -
                                                                                   ===========


        Net operating loss carryforwards of approximately $19.7 million may be available to offset future taxable income, if any, through 2019. The net operating loss carryforwards also may be subject to certain limitations due to ownership changes during 1999. A valuation allowance has been provided to eliminate the deferred tax assets, as realization of the assets is not assured.

      Based on statutory rates, the Company's expected tax benefit arising from the net loss would be approximately $3,379,000. The difference between the expected tax benefit and the actual tax benefit of $224,778 is primarily due to the tax effect of the valuation allowance.


9.    Stockholders' equity:

      Series A preferred stock:

      At December 31, 1998, the Company had 208,950 shares of Series A, 12%, cumulative preferred stock outstanding (the "Series A Preferred Stock"), which is callable at par value ($10 per share). During 1999, the Company issued 5,000 shares of Series A Preferred Stock in satisfaction of a $50,000 note payable, and 36,750 shares of Series A Preferred Stock at $10 per share for total cash proceeds of $367,500.

      In 1999, the Company also issued 35,000 shares of Series A Preferred Stock for $350,000, which are subject to a repurchase option requiring the Company to repurchase within a one-year period, at the option of the holder, these preferred shares at par value. Based on the terms of these specific shareholder agreements, the Company has recorded a liability of $350,000 in connection with this transaction, which is included in accrued liabilities at December 31, 1999.

      During 1999, the Company declared dividends of $311,249, and paid
        $233,339. At December 31, 1999, dividends of $77,910 remain unpaid.

      Series B preferred stock:

      During 1999, the Company issued 460,656 shares of Series B preferred stock
        (the

        "Series B Preferred Stock") to an affiliate of the Company, of which 275,000 shares of Series B Preferred Stock were issued in satisfaction of notes payable and related accrued interest of $2,750,000, and 186,656 shares of Series B Preferred Stock were issued for cash proceeds of $1,856,560.

      Other transactions:

      In December 1999, the Company's parent assumed certain accounts payable of the Company totaling $461,070. In connection with this transaction, the Company recorded an increase in additional paid-in capital for $461,070, the amount of the liabilities assumed by the Company's parent.


10.   Fair value of financial instruments:

      The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

      The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

        Mortgage loans held for sale:

        The fair value of mortgage loans held for sale is based on commitments on hand from investors or prevailing market prices. For variable-rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans are based on quoted market prices of similar loans sold (adjusted for differences in loan characteristics). Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. The fair value of mortgage loans held for sale at December 31, 1999 was $14,923,000 (carrying value of $14,787,080).

        Warehouse loans and notes payable:

        The fair values of warehouse notes payable and notes payable to non-related parties approximates their carrying values because of the short maturities of the notes. The fair values of notes payable to related parties are not practicable to estimate, based upon the related party nature of the underlying transactions.

        Other financial instruments:

        The fair value of other financial instruments (cash and cash equivalents, accounts payable, and accrued expenses) approximate their carrying amounts because of the short maturities of those instruments.


11.   Prior period adjustment:

      Subsequent to the acquisition of the Company by nMortgage, Inc. (Note 1), management discovered certain errors made in accounting for and recording losses on the sale of mortgage loans held for sale and recording mortgage loans at the lower of cost or estimated fair value, resulting in an understatement of the 1998 loan loss reserves. Accordingly, the Company's statement of stockholders' equity (deficit) as of December 31, 1998, has been restated. An adjustment was recorded to increase the accumulated deficit at December 31, 1998, by $10,464,781. The correction had no effect on the Company's 1999 consolidated results of operations.

(iii)    nMortgage, Inc.

         The consolidated balance sheet of nMortgage, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash follows for the period from August 23, 1999 (date of inception) through December 31, 1999, each of which is set forth below along with the notes thereto, have been derived from the audited financial statements of nMortgage, Inc.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
nMortgage, Inc.

We have audited the accompanying consolidated balance sheet of nMortgage, Inc. and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows from August 23, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of nMortgage, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows from August 23, 1999 (date of inception) through December 31, 1999, in conformity with generally accepted accounting principles.


GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado
March 16, 2000
                        nMORTGAGE, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1999

ASSETS
     Cash and cash equivalents                                                               $         426,248
     Mortgage loans held for sale, net (Note 3)                                                     14,787,080
     Mortgage loans, net (Note 3)                                                                      317,400
     Note receivable, related party (Note 3)                                                            61,000
     Furniture, fixtures and equipment, net (Note 4)                                                   851,087
     Foreclosed assets, net                                                                            299,400
     Intangible and other assets, net (Note 5)                                                      18,384,805
                                                                                             -----------------

                                                                                             $      35,127,020
                                                                                             =================

LIABILITIES AND STOCKHOLDERS' EQUITY
     Liabilities:
         Warehouse loans (Note 6)                                                            $      18,582,351
         Notes payable (Note 7):
         Related parties                                                                               692,000
         Other                                                                                       1,450,160
         Accounts payable                                                                            1,311,422
         Accrued liabilities                                                                         2,733,460
         Obligations under capital leases (Note 8)                                                     398,391
                                                                                             -----------------
         Total liabilities                                                                          25,167,784
                                                                                             -----------------

Minority interest                                                                                    2,507,000
                                                                                             -----------------

Commitments and contingencies (Notes 8, 10, 11 and 13)

STOCKHOLDERS' EQUITY (Note 11):
     Preferred stock:
         Series A; 5%; par value $.01; 7,500,000 shares authorized; 3,505,000 shares issued and outstanding
          (liquidation preference $3,505,000)                                                           35,050
         Series B; par value $.01; 500,000 shares authorized;
          40,000 shares issued and outstanding                                                             400
         Series C; par value $.01;1,500,000 shares authorized,
          none issued and outstanding
         Series D; par value $10; 500,000 shares authorized,
         460,656 shares issued and outstanding                                                       4,606,560
     Common stock; par value $.01; 75,000,000 shares
       authorized; 12,000,000 shares issued and outstanding                                            120,000
     Additional paid-in capital                                                                      6,341,620
     Accumulated deficit                                                                            (3,651,394)
                                                                                             -----------------
         Total stockholders' equity                                                                  7,452,236
                                                                                             -----------------
                                                                                             $      35,127,020
                                                                                             =================

                        nMORTGAGE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                   AUGUST 23, 1999 (DATE OF INCEPTION) THROUGH
                                DECEMBER 31, 1999

Revenues:
     Loan production and processing revenues                  $         352,811
     Secondary marketing revenues, net                                  395,034
     Interest income                                                    799,909
                                                              -----------------

         Total revenue                                                1,547,754
                                                              -----------------

Expenses:
     Loan production and processing                                     728,501
     Compensation and employee benefits                               1,879,501
     General and administrative                                       1,098,929
     Depreciation and amortization                                      737,629
     Interest expense (Note 7):
         Related parties                                                 10,357
         Other                                                          744,231

         Total expenses                                               5,199,148
                                                              -----------------

Net loss                                                      $      (3,651,394)
                                                              =================

                        nMORTGAGE, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

          AUGUST 23, 1999 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1999






                                              Series A through D
                                              preferred stock              Common stock        Additional
                                              ---------------              ------------         paid-in     Accumulated
                                          Shares         Amount        Shares        Amount     capital       deficit     Total
                                        ----------      --------     ----------     --------    -------       -------     -----

Issuance of 12,000,000 shares of
 common stock in exchange for
 investment in First Bankers
 Mortgage Services, Inc. (FBMS)
 stock                                                                12,000,000   $120,000   $2,411,000                 $2,531,000

Issuance of 3,505,000 shares of
 Series A preferred stock for cash      3,505,000       $   35,050                             3,469,950                  3,505,000

Issuance of 40,000 shares of
 Series B preferred stock to
 parent in satisfaction of accounts
 payable                                   40,000              400                               460,670                    461,070

Issuance of 460,656 shares of
 Series D preferred stock in
 exchange for FBMS preferred
 stock                                    460,656        4,606,560     4,606,560                                          4,606,560

Net loss                                      ---              ---           ---        ---         ---   $(3,651,394)   (3,651,394)
                                                                                                          -----------    ----------

Balances at December 31, 1999           4,005,656       $4,642,010    12,000,000   $120,000   $6,341,620  $(3,651,394)   $7,452,236
                                        =========       ==========    ==========   ========   ==========  ===========    ==========

                See notes to consolidated financial statements.

                        nMORTGAGE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   AUGUST 23, 1999 (DATE OF INCEPTION) THROUGH
                                DECEMBER 31, 1999


Cash flows used in operating activities:
Net loss                                                             $       (3,651,394)
Adjustments to reconcile net loss to net cash
  used in operating activities:
     Depreciation and amortization                                              737,629
     Changes in assets and liabilities,
       net of business acquisition:
       Decrease in mortgage loans held for sale, net                          3,545,354
       Decrease in other assets                                                 277,797
       Increase in accounts payable                                              61,556
       Decrease in accrued liabilities                                       (2,346,027)
                                                                     ------------------

Net cash used in operating activities                                        (1,375,085)
                                                                     ------------------

Cash flows from investing activities:
     Cash acquired in business acquisition                                      780,000
     Capital expenditures                                                       (84,710)
     Issuance of note receivable, related party                                 (61,000)
                                                                     ------------------

Net cash provided by investing activities                                       634,290
                                                                     ------------------

Cash flows from financing activities:
     Decrease in warehouse loans                                             (2,825,439)
     Preferred stock issued for cash                                          3,505,000
     Proceeds from notes payable                                                537,567
     Payments of capital lease obligations                                      (50,085)
                                                                     ------------------

Net cash provided by financing activities                                     1,167,043
                                                                     ------------------

Increase in cash and cash equivalents                                           426,248
Cash and cash equivalents, beginning

Cash and cash equivalents, ending                                    $          426,248
                                                                     ==================

Supplemental disclosure of cash flow information:

     Cash paid for interest                                          $          925,400
                                                                     ==================

Supplemental disclosure of non-cash investing and financing activities:

Series B preferred stock issued in satisfaction
  of accounts payable                                                $          461,070
                                                                     ==================
Series D preferred stock issued to parent in
  exchange for FBMS preferred stock                                  $        4,606,560
                                                                     ==================

Equipment acquired by capital lease                                  $           49,007
                                                                     ==================

Acquisition of FBMS, net of cash acquired:
     Fair value of assets acquired                                   $       12,392,600
     Intangible assets                                                       18,525,000
     Liabilities assumed                                                    (29,166,600)
     Fair value of common stock issued                                       (2,531,000)
                                                                     ------------------

     Cash acquired                                                   $         (780,000)
                                                                     ==================



                 See notes to consolidated financial statements.

                        nMORTGAGE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   AUGUST 23, 1999 (DATE OF INCEPTION) THROUGH
                                DECEMBER 31, 1999


1.    Organization, basis of presentation, and management's plans:

      Organization and basis of presentation:

      On August 23, 1999, Equitex, Inc., a publicly traded Delaware corporation ("Equitex"), through its subsidiary FBMS Acquisition Corp., entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement") with First Bankers Mortgage Services, Inc., a Florida mortgage banking company ("FBMS"), to acquire all of the outstanding common stock of FBMS in exchange for 250 shares of Equitex preferred stock valued at $2,531,000. The acquisition was accounted for as a purchase, and the total purchase price was allocated to the assets and liabilities acquired based on their estimated fair values, including goodwill of $18,525,000.

      FBMS was incorporated in 1990 and is engaged in the origination and sale of residential mortgages. In addition to conventional mortgage products, FBMS also provides FHA and VA assisted mortgages under the United States HUD lending program. Mortgages are originated through retail branches and wholesale lending centers located principally in Florida.

      In accordance with the terms of the Acquisition Agreement, FBMS Acquisition Corp. was merged with and into FBMS subsequent to the acquisition. Equitex then formed nMortgage, Inc., a Delaware corporation ("nMortgage"), as a subsidiary holding company of FBMS, and transferred its common shares of FBMS to nMortgage in exchange for 12,000,000 shares of nMortgage common stock. Effective December 31, 1999, nMortgage issued 460,656 shares of Series D preferred stock to Equitex to acquire 460,656 shares of FBMS preferred stock (Note 11). The FBMS preferred stock was originally issued to Equitex prior to the formation of nMortgage for cash of $1,856,560 and in satisfaction of notes payable and related accrued interest of $2,750,000.

      The accompanying consolidated financial statements include the accounts of nMortgage, FBMS, and FBMS' wholly-owned subsidiary United Appraisal Services, Inc., a Florida corporation which provided appraisal services through September 1999 (collectively referred to as the "Company"). The results of operations of FBMS and its subsidiary are included in the Company's consolidated statement of operations from the date of the FBMS acquisition, August 23, 1999. Minority interest at December 31, 1999, represents preferred stock of FBMS (Note 10). All material intercompany transactions and balances have been eliminated in consolidation.

      Management's plans:

      From August 23, 1999, through December 31, 1999, the Company reported a net loss of $3,651,394. In addition, FBMS is not in compliance with certain regulatory capital requirements administered by banking agencies in certain states in which FBMS is licensed to do business, which subjects FBMS to potential mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial position, results of operations, and/or cash flows.

      The Company has developed plans and strategies to address these factors. The Company has developed a business plan for 2000 and beyond, which includes developing and introducing Internet mortgage technologies which are expected to increase profitability. The Company's plans also include significantly altering mortgage closing procedures, which are expected to reduce the Company's exposure to certain economic risks. In addition, the Company has incorporated various changes in its management structure, which the Company believes will improve and strengthen operations.

      In connection with these plans and strategies, the Company also intends to continue negotiating proposed business transactions (Note 13) and obtaining additional sources of equity and/or debt financing.

2.    Significant accounting policies:

      Use of accounting estimates in financial statement preparation:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, and it is reasonably possible that significant changes could occur in the near term.

      Cash and cash equivalents:

      For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

      Mortgage loans held for sale, net:

      Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Gain or loss on sales of loans is recognized at the time of the sale. Origination fees and loan origination costs on such loans are recognized when the mortgage is sold, which is normally within 30 days of the origination of the loan. Interest earned on these mortgages is recognized as income from the time the mortgage is closed to the time the mortgage is sold.

      The Company generally sells the servicing rights on mortgages. The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 122, Accounting for Mortgage Servicing Rights, and accordingly capitalizes the fair value (quoted market price) of retained mortgage servicing rights on loans sold. Capitalized mortgage servicing rights on such loans are amortized in proportion to and over the period of estimated net servicing income. The carrying amount of capitalized mortgage servicing rights is evaluated for impairment based upon quoted market prices of similar loans. At December 31, 1999, the Company has no retained mortgage servicing rights.

      Mortgage loans:

      The Company periodically grants mortgage loans to customers. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment to the related loan yield using the interest method.

      Mortgage loans (continued):

      The accrual of interest on mortgage loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Loans are placed on non-accrual or charged-off status at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on non-accrual or charged-off status is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

      Allowance for loan losses:

      The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

      A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the

      Allowance for loan losses (continued):

      principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

      Furniture, fixtures, equipment and depreciation:

      Furniture, fixtures and equipment are stated at cost and depreciation is provided by the use of the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is depreciated over the estimated useful lives of the assets or the length of the respective leases, whichever period is shorter. The estimated useful lives of furniture, fixtures and equipment are as follows:

       Office equipment and furniture                        3 to 7 years
       Computer hardware and software                        3 to 5 years
       Leasehold improvements                                7 years

      Impairment of long-lived assets:

      The Company reviews long-lived assets and goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Based on management's review, the Company does not believe that any impairments have occurred on long-lived assets during the period ended December 31, 1999.

      Foreclosed assets:

      Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenues and expenses from operations and changes in the valuation allowance are included in general and administrative expense. Foreclosed assets of $299,400 at December 31, 1999, are presented net of an allowance for losses of $198,000.

      Restricted cash:

      Restricted cash represents cash pledged as collateral on a warehouse loan held by a third-party financial institution (Notes 5 and 6).

      Comprehensive income:

      SFAS No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income which includes certain items previously not included in the statement of operations, including unrealized gains and losses on investments, among others. During the period ended December 31, 1999, the Company had no items of comprehensive income.

      Stock-based compensation:

      SFAS No. 123, Accounting for Stock-Based Compensation, defines a fair-value based method of accounting for stock-based employee compensation plans and transactions in which an entity issues its equity instruments to acquire goods or services from non-employees, and encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

      Recently issued accounting standards:

      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement is effective for fiscal years beginning after June 15, 2000. Currently, the Company does not have any derivative financial instruments and does not participate in hedging activities. Therefore, management believes that SFAS No. 133 will not have an impact on its consolidated financial position or results of operations.

      Risks and uncertainties:

      During the period ended December 31, 1999, FBMS originated loans with customers concentrated in the eastern United States, primarily in Florida, Maryland, North Carolina, New Jersey and the District of Columbia. Loan originations in these five areas collectively represented approximately 57% of mortgage loan origination activity during the period ended December 31, 1999.

      In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include interest rate risk, credit risk, and market risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company will generally experience a decrease in loan production, which may negatively impact the Company's operations. Credit risk is the risk of default, primarily in the Company's mortgage loans that result from the mortgagors' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of mortgage loans available for sale and in commitments to originate loans.

      At December 31, 1999, one warehouse facility accounted for 71% of the Company's outstanding borrowings (Note 6). Loss of this credit facility in the near term could severely impact the Company's ability to fund mortgage products.

3.    Mortgage loans and related party note receivable:

      The Company's inventory of mortgage loans held for sale consists primarily of first-trust deed mortgages on residential properties located throughout the United States. At December 31, 1999, the Company has mortgage loans held for sale of $14,787,080, which is net of an allowance for loan losses of $1,386,000, and which are pledged as collateral on warehouse loans at December 31, 1999 (Note 6). In addition, mortgage loans of $317,400 at December 31, 1999, are net of an allowance for loan losses of $57,100.

      At December 31, 1999, the Company also has a $61,000 note receivable from the president of FBMS. The note is unsecured, due on demand, and bears interest at 10% per annum.

4.   Furniture, fixtures, and equipment:

     Furniture, fixtures and equipment consist of the following at December 31, 1999:

     Office equipment and furniture                                                          $         732,249
     Computer hardware and software                                                                    225,476
     Leasehold improvements                                                                             13,491
                                                                                             -----------------
                                                                                                       971,216
           Less accumulated depreciation                                                              (120,129)
                                                                                             -----------------

                                                                                             $         851,087
                                                                                             =================

5. Intangible and other assets:

     Intangible and other assets consist of the following at December 31, 1999:

       Goodwill                                                                              $      18,525,106
       Restricted cash                                                                                 210,169
       Other                                                                                           267,030
                                                                                             -----------------
           Less accumulated amortization                                                              (617,500)
                                                                                             -----------------

                                                                                             $      18,384,805
                                                                                             =================

      Goodwill represents the cost of the Company's investment in subsidiaries in excess of the net tangible assets acquired. Goodwill is being amortized using the straight-line method over ten years.

6.    Warehouse loans:

      Under the terms of the Company's warehouse agreements, all mortgage loans held for sale are pledged as collateral for the warehouse notes payable. The weighted average interest rate for total warehouse loans was 9.7%. Warehouse loans consist of the following at December 31, 1999:

      Warehouse line with a mortgage lending group; total line, $15,000,000;
      advances under the line bear interest at the Wall Street Journal published prime rate of U.S. money center commercial banks plus 1.5% (9.5% at
      December 31, 1999); the Company is required to maintain a cash pledging account; restricted cash at December 31, 1999 under the pledge agreement
      was $210,169                                                                     $        13,014,121

      Warehouse line with a bank; total line, $15,000,000; advances under the line bear interest at the one month LIBOR rate plus 4% (10.48% at December
      31, 1999); matures May 2000; renewable annually at the lender's discretion                 1,627,393

      Warehouse line with a bank; total line, $500,000; advances under the line bear interest at the note rate of the originated mortgage (7.25% to 8.37%
      at December 31, 1999); matures March 2000                                                    481,723

      Warehouse line with a bank; total line, $400,000; advances under the line bear interest at the note rate of the originated mortgage (8.5% at
      December 31, 1999); matures May 2000                                                          84,211

      Warehouse line with a bank; total line $10,000,000; advances under the line bear interest at the lender's prime rate plus a margin determined by the lender's fee and cost schedule in effect on the closing date of the advance (9.75% at December 31, 1999); line may be terminated by the bank
      at bank's discretion                                                                         488,569

      Warehouse line with a bank; total line $2,886,334; advances under the line bear interest at the lender's prime rate plus the applicable margin determined by the lender's fee schedule (9.5% at December 31, 1999); due
      on demand                                                                                  2,886,334
                                                                                       -------------------
                                                                                       $        18,582,351
                                                                                       ===================

7.    Notes payable:

      At December 31, 1999, notes payable, consist of the following:

      Related parties:
      Note payable to officer; unsecured; interest
       at 12%; due on demand                                                           $            50,000

      Notes payable to parent and affiliate;
       unsecured; interest at 8%; maturing
       September through December 2000                                                             642,000
                                                                                       -------------------

                                                                                                   692,000
                                                                                       -------------------
      Other:

      Note payable to bank; interest at 18%; unsecured; due on demand                              477,000

      Notes payable to individuals; interest rates ranging from 8% to 18%;
       unsecured; notes mature at various dates through August 2000; at December
       31, 1999, $454,473 of the notes payable were in default                                     723,160

      Note payable to bank; interest at 1.5% over bank's prime rate (10% at
       December 31, 1999); loan is collateralized by property owned by FBMS's president and related lease assignments; interest due monthly; principal balance and any unpaid accrued interest due
       March 2000                                                                                 250,000
                                                                                       ------------------

                                                                                                1,450,160
                                                                                       ------------------

                                                                                       $        2,142,160
                                                                                       ==================

8.    Commitments and contingencies:

      Leases:

      The Company leases its corporate facilities from a limited partnership in which the FBMS president and vice president have partnership interests. This non-cancelable operating lease terminates in September 2003. The Company also leases production offices in certain states under non-cancelable operating leases expiring through December 2002.

      Future minimum lease payments under these operating leases are as follows:

                                                       Related
                                                        party                Others                Total
                                                 -----------------     -----------------     -----------------

                    2000                         $         155,150     $         234,350     $         389,500
                    2001                                   155,150               189,750               344,900
                    2002                                   155,150                97,550               252,700
                    2003                                   103,400                                     103,400
                                                 -----------------     -----------------     -----------------

                                                 $         568,850     $         521,650     $       1,090,500
                                                 =================     =================     =================

      Rent expense for the period ended December 31, 1999 was $166,000, of which $51,700 was to the related party.

      In addition, the Company has entered into certain capital lease agreements. The capitalized cost of all assets acquired under capital lease obligations is $511,907, less accumulated depreciation of $22,850 at December 31, 1999, and is included in furniture, fixtures and equipment in the accompanying financial statements. Depreciation expense incurred on these assets during the period ended December 31, 1999 was $22,850.

      The future minimum lease payments under capital leases and the net present value of the future minimum lease payments are as follows:

                 Year ending
                December 31,
                ------------

                    2000                                             $         225,013
                    2001                                                       205,117
                    2002                                                        39,073
                                                                     -----------------
        Total lease payments                                                   469,203
        Amount representing interest                                           (70,812)
                                                                     -----------------

        Present value of future minimum
          lease payments                                             $         398,391
                                                                     =================

      Employee benefit plan:

      FBMS has a 401(k) defined contribution plan (the "Plan") which covers all full-time employees of FBMS who have three months of service and are at least twenty-one years of age. Contributions are matched at the discretion of FBMS, as defined in the Plan. For the period ended December 31, 1999, FBMS' matching contribution was $4,928.

      Litigation:

      The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse impact either individually or in the aggregate on consolidated results of operations, financial position or cash flows of the Company.

      Minimum regulatory capital requirements:

      The Company is subject to various regulatory capital requirements administered by various state banking agencies in certain states in which the Company is licensed to do business. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's consolidated financial position, results of operations, and/or cash flows. At December 31, 1999, the Company is not in compliance with all regulatory requirements in certain states.

      Indemnifications and mortgage loan repurchases:

      Under the terms of the Company's various agreements with third party investors who purchase mortgage loans from the Company in the secondary market, the Company may be required to indemnify the investor for certain losses as a result of the mortgage loan borrower's non-performance. Additionally, under certain circumstances, the Company may be required to repurchase loans previously sold. Management believes it has made adequate provision for these items, which is included in the mortgage loans held for sale loan loss reserve.

9.    Income taxes:

      The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

      At December 31, 1999, the Company's deferred tax assets consist of the following:

        Net operating loss carryforward                                                      $   6,732,000
        Allowances for losses                                                                      558,000
        Deferred loan fees and costs                                                               127,000
                                                                                             -------------
                                                                                                 7,417,000
        Valuation allowance                                                                     (7,417,000)
                                                                                             -------------
        Net deferred tax asset                                                               $         -
                                                                                             =============

      Net operating loss carryforwards of approximately $19.7 million may be available to offset future taxable income, if any, through 2019. The net operating loss carryforwards may be subject to certain limitations due to ownership changes during 1999. A valuation allowance has been provided to eliminate the deferred tax assets, as realization of the assets is not assured.

10.   Subsidiary stock transactions:

      At December 31, 1999, minority interest of $2,507,000 consists of 250,700 shares of issued and outstanding FBMS Series A preferred stock. This Series A, 12%, cumulative preferred stock is callable at its par value of $10 per share.

11.   Stockholders' equity:

      Series A preferred stock:

      In 1999, the Company issued 3,505,000 shares of Series A, 5% convertible preferred stock (the "Series A Preferred Stock") for $1 per share. The Series A Preferred Stock has a liquidation preference of $1 per share, and no voting rights.

      The Series A Preferred Stock holders are entitled to 5% annual dividends, calculated on the liquidation preference. At the option of the Company, dividends may be paid either in cash or in additional shares of Series A Preferred Stock. Each share of Series A Preferred Stock, plus any unpaid dividends, will automatically convert on November 1, 2000 into one share of the Company's common stock, or upon the merger of the Company with or into another company, each share of Series A Preferred Stock will automatically convert into two shares of common stock.

      Series B preferred stock:

      In December 1999, the Company issued 40,000 shares of Series B convertible preferred stock (the "Series B Preferred Stock") in exchange for the investors assumption of $461,070 of the Company's accounts payable. The Series B Preferred Stock holder is not entitled to dividends, does not have a liquidation preference, and has no voting rights. The Series B Preferred Stock automatically converts into 10 shares of common stock upon the merger of the Company with or into another company.

      Series D preferred stock:

      Effective December 31, 1999, the Company issued 460,656 shares of Series D preferred stock (the "Series D Preferred Stock") to Equitex to acquire 460,656 shares of FBMS preferred stock. The FBMS preferred stock was originally issued to Equitex prior to the formation of the Company for cash of $1,856,560 and in satisfaction of notes payable and related accrued interest of $2,750,000.

      Stock option plan:

      In October 1999, the Company adopted the 1999 Stock Option Plan (the "Plan"), which provides for the issuance to employees, officers, directors and consultants of the Company, options to purchase up to 1,500,000 shares of the Company's common stock, which has been reserved by the Company for issuance under the Plan. Options may be granted as incentive stock options or non-statutory options. For options that are granted, the exercise period may not exceed ten years.

      In December 1999, the Company granted options to two officers/directors of the Company to purchase up to 800,000 shares of the Company's common stock at $1.00 per share, which was the estimated fair value of the common stock on the date of grant, as determined by management. None of these options, which expire in December 2004, were exercised during 1999.

      Had compensation cost for the Company's stock options been determined on the fair value of such awards at the grant date, consistent with the methods of SFAS No. 123, the Company's net loss would have been $3,739,000. The fair value of each option granted was estimated on the date of grant using the minimum value pricing method utilizing the following assumptions: dividend yield, 0%; weighted average expected option term, two years; risk free interest rate, 6%.

12.   Fair value of financial instruments:

      The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS No. 107, Disclosures about Fair Values of Financial Instruments, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

 Mortgage loans held for sale:

      The fair value of mortgage loans held for sale is based on commitments on hand from investors or prevailing market prices. For variable-rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans are based on quoted market prices of similar loans sold (adjusted for differences in loan characteristics). Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. The fair value of mortgage loans held for sale at December 31, 1999 was $14,923,000 (carrying value of $14,787,080).

      Warehouse loans and notes payable:

      The fair values of warehouse loans and notes payable to non-related parties approximates their carrying values because of the short maturities of the notes. The fair values of notes payable to related parties are not practicable to estimate, based upon the related party nature of the underlying transactions.

      Other financial instruments:

      The fair value of other financial instruments (cash and cash equivalents, the note receivable, accounts payable, and accrued expenses) approximate their carrying amounts because of the short maturities of those instruments.

13.   Proposed sale of nMortgage, Inc.:

      On September 22, 1999, the Company entered into a letter of intent, whereby all of the outstanding common stock of the Company is to be acquired by Innovative Gaming

      Corporation of America ("IGCA"), an SEC reporting company whose common stock trades on the Nasdaq SmallCap Market. Under the terms of this proposed transaction, the Company's shareholders are to receive approximately 46,000,000 shares of IGCA common stock in exchange for all outstanding shares of nMortgage, Inc., assuming that there will be approximately 16,000,000 shares of IGCA common stock outstanding on a fully-diluted basis, before the transaction.

      IGCA was formed in 1991 to develop, manufacture, market and distribute specialty video gaming machines. As a condition of the proposed transaction, IGCA is to dispose of its gaming assets, resulting in nMortgage as the sole business operation of IGCA.

      There are a number of material conditions that must be satisfied prior to the completion of this transaction, including any required approval by the Company's shareholders, the disposal of IGCA's gaming assets, the negotiation and execution of a definitive agreement between the Company and IGCA, and approval from all governmental bodies or agencies and regulatory authorities. There is no assurance that the conditions summarized above will be satisfied, or that the transaction will occur consistent with the terms outlined above.

(iv)    MANAGEMENT DISCUSSION & ANALYSIS OF BUSINESS TO BE ACQUIRED.


Subsequent to the acquisition of First Bankers Mortgage Services, Inc. ("FBMS") by nMortgage, Inc. ("nMortgage"), management discovered certain errors made in accounting for and recording losses on the sale of mortgage loans held for sale and recording mortgage loans at the lower of costs or estimated fair value, resulting in an understatement of the 1998 loan loss reserves. These adjustments were recorded in 1999 as a prior period adjustment. The following Management Discussion and Analysis has been prepared using 1998 results, adjusted for errors. The adjusted 1998 results, which also include certain reclassifications to be consistent with the 1999 classifications, are as follows:

Revenues
         Loan Production and Processing Revenues              $ 3,717,006
         Secondary Marketing Revenues, net                     10,231,234
         Interest Income                                        4,487,220
                                                              -----------
                  Total Revenue                               $18,435,460

Expenses
         Loan Production and Processing                       $ 9,649,778
         Compensation and Employee Benefits                    10,071,613
         General and Administrative                             4,358,125
         Interest Expense                                       3,227,970
         Provisions for Estimated Loan Losses                   1,167,550
                                                              -----------
                  Total Expenses                              $28,475,036

Net Loss                                                     ($10,039,576)



REVENUES: Revenues for the year ended December 31, 1999, were approximately $9,756,000, compared to revenues of approximately $18,435,460 for the year ended December 31, 1998. The reason for the decline in revenues was a direct result of a decline in loan production. Mortgage originations decreased from approximately $1.672 billion for the year ended December 31, 1998, to approximately $491 million for the year ended December 31, 1999. The reduced originations resulted in a decrease in closed loans to approximately $324 million for the year ended December 31, 1999, from approximately $855 million for the year ended December 31, 1998. The reduction in closed loans caused a decrease in loan sales from approximately $842 million for the year ended December 31, 1998 to approximately $374 million for the year ended December 31, 1999. The drop in production was primarily caused by a decrease in the amount of mortgage refinancings that FBMS and nMortgage closed in 1999 compared to 1998. The drop in closed loans also resulted in a decrease in revenues from secondary marketing, as the FBMS and nMortgage were selling fewer loans.

LOAN PRODUCTION AND PROCESSING EXPENSE: Loan production and processing expenses decreased to $3,713,000 for the year ended December 31, 1999 from $9,650,000 for the year ended December 31, 1998. The primary reason for the decline in loan production and processing expenses in 1999 compared to 1998 was a reduction in the amount of commissions of approximately $5,452,000 paid to brokers as a result of the reduced dollar amount of loans originated and closed. Other costs, such as appraisal fees, credit reports and inspection fees also decreased as a result of the reduction in loan originations and closings.


COMPENSATION AND EMPLOYEE BENEFITS: Compensation and employee benefits decreased to approximately $6,979,000 for the year ended December 31, 1999, from approximately $10,072,000 for the year ended December 31, 1998. The main reason for the reduction was a decrease in commissions of $1,285,000 paid to loan officers in 1999 compared to 1998 as FBMS and nMortgage originated, closed and sold substantially fewer loans in 1999 compared to 1998. Additionally, employee compensation was lower by approximately $1,243,000 and related benefits were also lower in 1999 compared to 1998, as fewer employees were necessary to process the reduced loan volume.


GENERAL AND ADMINISTRATIVE: General and administrative expenses decreased to approximately $3,976,000 for the year ended December 31, 1999, from approximately $4,358,000 for the year ended December 31, 1998. The reason for the decline was a reduction in telephone/communication expenses, office supplies and postage and courier costs, all of which were impacted by lower loan activity.

INTEREST EXPENSE: Interest expense for the year ended 1999 decreased to approximately $3,095,000 from approximately $3,228,000 for the year ended December 31, 1998. The slight decline is interest expense in 1999 compared to 1998 was attributable to lower balances on FBMS' and nMortgage's warehouse lines of credit, specifically during the last half of 1999. However, the reduced interest expense from lower loan balances was partially offset by increasing interest rates during 1999.

PROVISION FOR ESTIMATED LOAN LOSSES: The provision for estimated loan losses increased to approximately $1,932,000 in 1999 from approximately $1,167,000 in 1998. The increase in 1999 compared to 1998 was attributable to management's analysis of the fair market value of mortgages held for sale and adjusting the revenue accordingly. Because of increasing interest rates, new management believed that it was necessary to be more cautious in providing estimates of potential losses.

(b)      PRO FORMA FINANCIAL INFORMATION.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On December 31, 1999, nMortgage, Inc. (nMortgage or the Company) entered into a definitive merger agreement with Innovative Gaming Corporation of America
(IGCA). At closing, nMortgage's stockholders will receive approximately 46,000,000 shares of IGCA common stock in exchange for their nMortgage common stock. The Company plans to record this transaction as a reverse merger and recapitalization. The following unaudited pro forma condensed statement of operations for the year ended December 31, 1999 gives effect to the transaction as if it had occurred effective January 1, 1999. The following unaudited condensed balance sheet as of December 31, 1999 gives effect to the transaction as if it occurred on December 31, 1999.

These financial statements do not purport to present results which would actually have been obtained if the transaction had been in effect during the period covered or any future results which may in fact be realized. These financial statements should be read only in conjunction with the accompanying notes and the separate historical financial statements and notes thereto of Innovative Gaming Corporation of America and nMortgage, Inc.

                    INNOVATIVE GAMING CORPORATION OF AMERICA
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                DECEMBER 31, 1999


                                                          INNOVATIVE                                 INNOVATIVE
                                                            GAMING                                     GAMING
                                                          CORPORATION        PRE-MERGER             CORPORATION
                                                          OF AMERICA        ADJUSTMENTS              OF AMERICA
                                                         (HISTORICAL)         (NOTE 3)             (AS ADJUSTED)
                                                       ------------------ -----------------       -----------------

                        ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                                          $140            $1,000  (A)              $1,140
 Mortgage loans held for sale                                          0                                         0
 Receivables due on mortgage                                           0                                         0
 Accounts receivable, net                                            759              (759) (A)                  0
 Current portion of notes receivable                                 188              (188) (A)                  0
 Other receivables                                                     0                                         0
 Inventories                                                       4,576            (4,576) (A)                  0
 Other current assets                                                655              (655) (A)                  0
                                                       ------------------ -----------------       -----------------
   Total current assets                                            6,318            (5,178)                  1,140

PROPERTY AND EQUIPMENT, NET                                          707              (707) (A)                  0
NOTES RECEIVABLE, LESS CURRENT PORTION                               268              (268) (A)              3,759
                                                                                      3,000 (A)
                                                                                       759  (A)
OTHER ASSETS                                                           0                                         0
INTANGIBLE ASSETS, NET                                               765              (765)                      0
                                                       ------------------ -----------------       -----------------
                                                                  $8,058           ($3,159)                 $4,899
                                                       ================== =================       =================

    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
 Short-term warehouse borrowings                                      $0                                        $0
 Accounts payable                                                    585                                       585
 Notes payable, current portion                                      592              (592) (A)                  0
 Obligations under capital lease, current portion                     0
 Accrued liabilities                                               1,110                                     1,110
                                                       ------------------ -----------------       -----------------
   Total current liabilities                                       2,287              (592)                  1,695

LONG-TERM LIABILITIES:
 Notes payable, less current portion                               3,131                                     3,131
 Capital lease obligations, less current portion                       0                                         0
                                                       ------------------ -----------------       -----------------
   Total liabilities                                               5,418              (592)                  4,826
                                                       ------------------ -----------------       -----------------

Minority interest                                                      0                 0                       0
                                                       ------------------ -----------------       -----------------

STOCKHOLDERS' EQUITY:
 Preferred stock
 Common stock                                                         90                                        90
 Additional paid-in capital                                       34,525                                    34,525

 Retained earnings (deficit)                                     (31,975)           (2,567) (A)            (34,542)
                                                       ------------------ -----------------       -----------------
   Total shareholders' equity                                      2,640            (2,567)                     73
                                                       ------------------ -----------------       -----------------

                                                                  $8,058           ($3,159)                 $4,899
                                                       ================== =================       =================






                                                                             PRO FORMA
                                                                               MERGER
                                                          nMORTGAGE         ADJUSTMENTS
                                                         (HISTORICAL)        (NOTE 4)               PROFORMA
                                                       ----------------- ------------------     -----------------

                        ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                                         $426              ($200)(B)            $1,366
 Mortgage loans held for sale                                    14,787                                   14,787
 Receivables due on mortgage                                        318                                      318
 Accounts receivable, net
 Current portion of notes receivable                                 61                                       61
 Other receivables
 Inventories
 Other current assets
                                                       ----------------- ------------------     -----------------
  Total current assets                                           15,592               (200)               16,532

PROPERTY AND EQUIPMENT, NET                                         851                                      851
NOTES RECEIVABLE, LESS CURRENT PORTION                                0                                    3,759


OTHER ASSETS                                                        299                                      299
INTANGIBLE ASSETS, NET                                           18,385                                   18,385
                                                       ----------------- ------------------     -----------------
                                                                $35,127              ($200)              $39,826
                                                       ================= ==================     =================

    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
 Short-term warehouse borrowings                                $18,582                                  $18,582
 Accounts payable                                                 1,312                                    1,896
 Federal and state tax liabilities                                    0                                        0
 Escrow liabilities                                                   0                                        0
 Notes payable, current portion                                   2,142                                    2,142
 Obligations under capital  lease, current portion                  211                                      211
 Accrued liabilities                                              2,734                                    3,843
                                                       ----------------- ------------------     -----------------
  Total current liabilities                                      24,981                  0                26,674

LONG-TERM LIABILITIES:
 Notes payable, less current portion                                  0                                    3,131
 Capital lease obligations, less current portion                    187                                      187
                                                       ----------------- ------------------     -----------------
  Total liabilities                                              25,168                  0                29,992
                                                       ----------------- ------------------     -----------------

Minority interest                                                 2,507                  0                 2,507
                                                       ----------------- ------------------     -----------------

STOCKHOLDERS' EQUITY:
 Preferred stock                                                  4,641                                    4,643
 Common stock                                                       120                340 (D)               550
 Additional paid-in capital                                       6,342            (33,100)(D)             7,767
                                                                                      (200)(B)              (200)
 Retained earnings (deficit)                                     (3,651)            32,760 (D)            (5,433)
                                                       ----------------- ------------------     -----------------
  Total shareholders' equity                                      7,452               (200)                7,327
                                                       ----------------- ------------------     -----------------
                                                                $35,127              ($200)              $39,826
                                                       ================= ==================     =================

             See notes to condensed pro forma financial statements.

                    INNOVATIVE GAMING CORPORATION OF AMERICA
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 1999 (Note 3)



                                                                                          INNOVATIVE
                                                                                            GAMING
                                                                                         Corporation
                                                                                          of America         nMortgage
                                                                                         (HISTORICAL)       (HISTORICAL)
                                                                                       -----------------  -----------------

Revenues                                                                                         $2,897             $1,548

COST OF SALES                                                                                     4,239                  0
                                                                                       ----------------   ----------------

GROSS PROFIT (LOSS)                                                                              (1,342)             1,548

OPERATING EXPENSES
Selling, general and administrative                                                               5,134              1,099
Write down of assets to market value                                                              4,655                  0
Other operating expenses                                                                              0              3,346
                                                                                       ----------------   ----------------
Income (loss) from operations                                                                   (11,131)            (4,445)

OTHER INCOME (EXPENSE)
Interest expense, net                                                                               (73)              (754)
                                                                                       ----------------   ----------------
INCOME (LOSS) BEFORE TAXES                                                                      (11,204)            (3,651)
                                                                                       ----------------   ----------------

PROVISION FOR (BENEFIT OF) INCOME TAXES                                                               0                  0
                                                                                       ----------------   ----------------

NET LOSS FROM OPERATIONS OF DISCONTINUED
GAMING EQUIPMENT MANUFACTURING                                                                  (11,204)            (3,651)

LOSS ON DISPOSAL OF GAMING EQUIPMENT MANUFACTURING, INCLUDING
PROVISION OF $1,606 FOR OPERATING LOSSES DURING PHASEOUT                                         (2,221)                 0
                                                                                       ----------------   ----------------

NET LOSS                                                                                       ($13,425)           ($3,651)
                                                                                       ----------------   ----------------

Preferred stock accretion adjustments                                                               547
Preferred stock dividends                                                                           124
                                                                                       ----------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                                                    (14,096)
                                                                                       ================

LOSS FROM OPERATIONS OF DISCONTINUED GAMING EQUIPMENT
MANUFACTURING                                                                                    ($1.58)
                                                                                       ================

LOSS ON DISPOSAL OF GAMING EQUIPMENT MANUFACTURING, INCLUDING
PROVISION FOR OPERATING LOSSES DURING PHASE-OUT PERIOD                                           ($0.29)
                                                                                       ================

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                                                     ($1.87)
                                                                                       ================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                        7,525
                                                                                       ================




                                                                                           PRO FORMA
                                                                                             MERGER
                                                                                          Adjustments
                                                                                           (NOTE 4)                PROFORMA
                                                                                       ------------------      -----------------

Revenues                                                                                         ($2,897)(C)             $1,548

COST OF SALES                                                                                     (4,239)(C)                  0
                                                                                       -----------------       ----------------

GROSS PROFIT (LOSS)                                                                                1,342                  1,548

OPERATING EXPENSES
Selling, general and administrative                                                               (5,134)(C)              1,099
Write down of assets to market value                                                              (4,655)(C)                  0
Other operating expenses                                                                               0 (C)              3,346
                                                                                       -----------------       ----------------
Income (loss) from operations                                                                     11,131                 (2,897)

OTHER INCOME (EXPENSE)
Interest expense, net                                                                                 73 (C)               (754)
                                                                                       -----------------       ----------------
INCOME (LOSS) BEFORE TAXES                                                                        11,204                 (3,651)
                                                                                       -----------------       ----------------

PROVISION FOR (BENEFIT OF) INCOME TAXES                                                                0 (C)                  0
                                                                                       -----------------       ----------------

NET LOSS FROM OPERATIONS OF DISCONTINUED
GAMING EQUIPMENT MANUFACTURING                                                                    11,204                 (3,651)

LOSS ON DISPOSAL OF GAMING EQUIPMENT MANUFACTURING, INCLUDING
PROVISION OF $1,606 FOR OPERATING LOSSES DURING PHASEOUT                                           2,221                      0
                                                                                       -----------------       ----------------

NET LOSS                                                                                         $13,425                ($3,651)
                                                                                       -----------------       ----------------

Preferred stock accretion adjustments                                                                                       547
Preferred stock dividends                                                                                                   124
                                                                                                               ----------------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                                                                             (4,322)
                                                                                                               ================

LOSS FROM OPERATIONS OF DISCONTINUED GAMING EQUIPMENT
MANUFACTURING                                                                                                            ($0.08)
                                                                                                               ================

LOSS ON DISPOSAL OF GAMING EQUIPMENT MANUFACTURING, INCLUDING
PROVISION FOR OPERATING LOSSES DURING PHASE-OUT PERIOD                                                                    $0.00
                                                                                                               ================

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS                                                                             ($0.08)
                                                                                                               ================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                                                                               53,525
                                                                                                               ================

                    INNOVATIVE GAMING CORPORATION OF AMERICA
           NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

(1) DESCRIPTION OF THE TRANSACTION

On December 31, 1999, nMortgage, Inc. (nMortgage or the Company) entered into a definitive merger agreement with Innovative Gaming Corporation of America
(IGCA). At closing, nMortgage's stockholders will receive approximately 46,000,000 shares of IGCA common stock in exchange for their nMortgage common stock. The Company plans to record this transaction as a reverse merger and recapitalization. The following unaudited pro forma condensed statement of operations for the year ended December 31, 1999 gives effect to the transaction as if it had occurred effective January 1, 1999. The following unaudited condensed balance sheet as of December 31, 1999 gives effect to the transaction as if it occurred on December 31, 1999.

(2) nMORTGAGE, INC. PERIODS OF PRESENTATION

On August 23, 1999, nMortgage, Inc. through its wholly-owned subsidiary, FBMS Acquisition Corp., merged with First Bankers Mortgage Services, Inc (FBMS). FBMS continued as the surviving corporation. The transaction was recorded as a purchase in accordance with APB No. 16. Accordingly, the Statement of Operations for nMortage includes the activity for the period from August 23, 1999 (Date of Inception) through December 31, 1999.

(3) DESCRIPTION OF PRE-MERGER ADJUSTMENTS

IGCA contemplates completing the following transactions in advance of the merger transaction:

     (A) To record the sale of substantially all of its gaming related assets to Xertain by June 30, 2000 for $4,000,000 plus a promissory note payable to IGCA in an amount equal to the accounts receivable of IGCA as of the closing date, adjusted for certain payments to be made by Xertain and IGCA as provided for in the note, and Xertain will assume certain liabilities of IGCA. The accounts receivable promissory note will be secured by the accounts receivable of IGCA which are being acquired by Xertain. The $4,000,000 will be payable $1,000,000 in cash and $3,000,000 in an unsecured promissory note of a 36-month term, payable upon the due date, plus interest at 8.5% per annum.

(4) DESCRIPTION OF PROFORMA ADJUSTMENTS

     (B) To record legal, accounting and banking fees and other costs of the transaction.

     (C) To reflect the reverse merger as if it had occurred on January 1, 1999. Since IGCA will be a non-operating entity at the date of the transaction, none of the revenues or expenses of IGCA would have resulted during the period had the transaction occurred on January 1, 1999. Accordingly, the adjustment reflects the removal of these revenues and expenses.

     (D)          To record the transaction as a reverse merger.


     (c)          EXHIBITS.

                  99.1    Press Release dated May 12, 2000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          INNOVATIVE GAMING CORPORATION
                                          OF AMERICA
                                          (Registrant)



Date: May 19, 2000                        By: /s/ Barrett V. Johnson
                                             ------------------------------
                                               Name:  Barrett V. Johnson
                                               Title:   Chief Executive Officer